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FOR IMMEDIATE RELEASE
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Press Contacts:
Heidi Rothauser
Waggener Edstrom
425-637-9097, or
heidir@wagged.com

Steve Grady
Borland International, Inc.
408-431-1621
sgrady@corp.borland.com


BORLAND AND MICROSOFT ANNOUNCE SETTLEMENT

SCOTTS VALLEY, Calif., and REDMOND, Wash., Sept. 19 -- Borland International, Inc. (Nasdaq: BORL) and Microsoft Corp. (Nasdaq: MSFT) today announced that they have settled a lawsuit brought by Borland on May 7, 1997, in Santa Clara County, Calif., Superior Court.
In a joint statement, the two companies said, "We believe this settlement is in the best interest of both our companies. This settlement resolves any legal questions surrounding the lawsuit and allows both companies to move forward." Details of the settlement agreement are confidential, and the parties have agreed to make no comments on the terms of the settlement beyond those contained in this news release.

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in the United States and/or other countries. Other product and company names herein may be trademarks of their respective owners.